UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2005

First BanCorp

(Exact name of registrant as specified in its chapter)

Puerto Rico (State or other jurisdiction of incorporation)	001-14793 (Commission File Number)	66-0561882 (IRS Employer Identification No.)

1519 Ponce de León Avenue, San Juan, Puerto Rico		00908-0146
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (787) 729-8200

(Former name or former address, if changed since last report)

ITEM 5.04 TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

As required by Section 306 of the Sarbanes-Oxley Act and Section 245.104 of the Securities and Exchange Commission’s Regulation BTR, please be advised that there will be a blackout period during which it is unlawful for any executive officer of First BanCorp to purchase, sell or otherwise acquire or transfer any equity security of the Corporation which was acquired in connection with his or her service or employment as an executive officer. The estimated initial date of the blackout period is Thursday, March 24, 2005 at 4:00 pm EST and the estimated ending date is Thursday, April 14, 2005 at 9:00 am EST. Normal trading is expected to resume on Thursday, April 14, 2005 at 9:00 a.m.

The blackout period is due to the fact that effective April 1, 2005, AST Trust Company will be removed as custodian of the FirstBank 401(k) Retirement Plan and The Charles Schwab Trust Company will serve as successor custodian. The shares subject to the blackout trading restrictions are common stock of the Corporation which were acquired in connection with your employment as an executive officer.

If there are any inquiries regarding the blackout period notified herein, you may contact Mrs. Carmen Gabriella Szendrey-Ramos, Secretary of the Board of Directors at 787-729-8117 or you may contact Ms. Aida García, director of the Human Resources Division at 787-729-8177. Any inquiries may also be addressed to First BanCorp, PO Box 9146, San Juan, Puerto Rico 00908-0146, Attention: Office of the Secretary of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2005

First BanCorp
/s/ Annie Astor-Carbonell
Annie Astor-Carbonell
Senior Executive Vice President Chief Financial Officer